Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-75801, 333-77211, 333-85324 and 333-151809 on Form S-8 and Registration Statement No. 333-122020 on Form S-3 of MicroFinancial Incorporated of our report dated March 31, 2011, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of MicroFinancial Incorporated for the year ended December 31, 2010.
/s/ McGladrey & Pullen, LLP
Boston, Massachusetts
March 31, 2011